Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 1, 2025 relating to the financial statements of Solstice Advanced Materials Inc. appearing in (1) Amendment No. 1 to the Registration Statement on Form 10 of Solstice Advanced Materials Inc. (Registration No. 001-42812) filed on September 30, 2025 and (2) the Current Report on Form 8-K of Solstice Advanced Materials Inc. filed on October 17, 2025.

/S/ DELOITTE & TOUCHE LLP
Morristown, New Jersey
October 30, 2025